UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

OCTOBER 10, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma	74105
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma 74114
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 10, 2018, Empire Petroleum Corporation (the "Corporation") issued a press release announcing, among other things, that its wholly owned subsidiary, Empire Louisiana LLC d/b/a Empire Louisiana LLC of Delaware, had recently purchased certain oil and gas properties from Exodus Energy, Inc. and Cardinal Exploration and Production Company and secured a $5,000,000 credit facility with CrossFirst Bank.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01	Other Events

Effective as of October 10, 2018, the Corporation moved its headquarters to 1203 E. 33rd Street, Suite 250, Tulsa Oklahoma 74105. The Corporation's telephone number remains the same, (539) 444-8002.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Empire Petroleum Corporation dated October 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: October 10, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President